   As filed with the Securities and Exchange Commission on September 5, 1997
================================================================================
                                                            Registration No 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                   54-1708481
      (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                 Identification Number)

           2070 Chain Bridge Road, Suite 425, Vienna, Virginia  22182
                         (Address, including zip code,
                        of principal executive offices)

        PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED STOCK OPTION PLAN
                           DIRECTOR STOCK OPTION PLAN
    PRIMUS TELECOMMUNICATIONS GROUP, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
               PRIMUS TELECOMMUNICATIONS GROUP, INC. 401(k) PLAN
                           (Full title of the plans)

                                 K. Paul Singh
                             2070 Chain Bridge Road
                                   Suite 425
                            Vienna, Virginia  22182
                    (Name and address of agent for service)

                                 (703) 902-2800
         (Telephone number, including area code, of agent for service)

                                 -------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                    Proposed             Proposed
   Title of Securities       Amount to Be       Maximum Offering    Maximum Aggregate      Amount of
    to Be Registered        Registered (1)    Price Per Share (2)   Offering Price (2)  Registration Fee
- --------------------------------------------------------------------------------------------------------
Common Stock, par value      101,430 shares                 $0.670     $    67,958.10            $    21
$.01 per share               924,873 shares                 $2.960     $ 2,737,624.08            $   830
                             550,596 shares                 $3.550     $ 1,954,615.80            $   593
                             229,500 shares                 $8.250     $ 1,893,375.00            $   574
                           4,297,201 shares                 $8.125     $34,914,758.13            $10,581
- --------------------------------------------------------------------------------------------------------
Total                      6,103,600 shares                            $41,568,331.11            $12,599
========================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Primus Telecommunications Group, Incorporated Stock Option Plan (the "Stock Option Plan"), the Director Stock Option Plan (the "Director Stock Option Plan"), the Primus Telecommunications Group, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), and the Primus Telecommunications Group, Incorporated 401(k) Plan (the "401(k) Plan") (collectively, the "Plans").

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of (i) the option exercise price with respect to outstanding options to purchase 101,430 shares, (ii) the option exercise price with respect to outstanding options to purchase 924,873 shares, (iii) the option exercise price with respect to outstanding options to purchase 550,596 shares, (iv) the option exercise price with respect to outstanding options to purchase 229,500 shares, and (v) the average of the bid and asked prices per share of the registrant's Common Stock on The Nasdaq Stock Market on September 3, 1997 with respect to the remaining aggregate of 4,297,201 shares subject to future grant, under the Plans (2,086,961 under the Stock Option Plan, 135,240 under the Director Stock Option Plan, 2,000,000 under the Employee Stock Purchase Plan, and 75,000 under the 401(k) Plan).

================================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

           *

Item 2.    Registrant Information and Employee Plan Annual Information.

           *

- -------------------------
* All documents furnished to the participants in the Stock Option Plan, the Director Stock Option Plan, the Employee Stock Purchase Plan and the 401(k) Plan pursuant to Rule 428 contain the information required by Part I of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and are on file at the Registrant's principal executive offices.



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by Primus Telecommunications Group, Incorporated (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Company's Prospectus filed with the Commission on July 30, 1997 pursuant to Rule 424(b) under the Securities Act.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

     The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the 1934 Act.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Pepper, Hamilton & Scheetz llp, Philadelphia, Pennsylvania. Mr. John DePodesta, "of counsel" to Pepper, Hamilton & Scheetz llp, is a director and an Executive Vice President of the Company, and the beneficial owner of 319,690 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article X of the Company's Amended and Restated By-Laws provides that the Company, to the full extent permitted by
Section 145 of the DGCL, shall indemnify all past and present directors or officers of the Company and may indemnify all past or present employees or other agents of the Company. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Company against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid by the Company in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

     As permitted by Section 102(b)(7) of the DGCL, Article 11 of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends on or redemption of the Company's capital stock, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

     No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.


     Exhibit No.        Description
     -----------        -----------
        4.1             Primus Telecommunications Group, Incorporated
                        Stock Option Plan -- Amended and Restated
                        Effective March 21, 1997 (Incorporated herein by
                        reference to Exhibit 10.6 to the Company's
                        Registration Statement No. 333-30195 on Form S-1).

        4.2 Director Stock Option Plan (Incorporated herein by reference to Exhibit 10.7 to the Company's
                        Registration Statement No. 333-10875 on Form S-1).

        4.3             Primus Telecommunications Group, Inc. Employee
                        Stock Purchase Plan (Incorporated herein by reference to Exhibit 10.15 to the Company's
                        Registration Statement No. 333-30195 on Form S-1).

        4.4             Primus Telecommunications Group, Inc. 401(k) Plan.

        5.1             Opinion of Pepper, Hamilton & Scheetz LLP.

       23.1             Consent of Deloitte & Touche LLP.

       23.2             Consent of Price Waterhouse.

       23.3             Consent of Pepper, Hamilton & Scheetz LLP
                        (included in Exhibit 5).

       24.1 Power of Attorney (see Signature Pages at pages 5 and 6).

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the Plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on Septmeber 5, 1997.


                                      PRIMUS TELECOMMUNICATIONS GROUP,
                                       INCORPORATED


                                      By:   /s/   K. Paul Singh
                                           ----------------------------------
                                           K. Paul Singh
                                           Chairman of the Board, President
                                            and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints K. Paul Singh and Neil L. Hazard, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  K. PAUL SINGH             Chairman, President and Chief   September 5, 1997
- ---------------------------    Executive Officer (principal
K. Paul Singh                  executive officer) and Director

  /s/  NEIL L. HAZARD        Executive Vice President and      September 5, 1997
- ---------------------------  Chief Financial Officer
 Neil L. Hazard              (principal financial officer
                             and principal accounting officer)


 /s/  JOHN F. DEPODESTA      Executive Vice President, Law     September 5, 1997
- ---------------------------  and Regulatory Affairs and
John F. DePodesta            Director



 /s/  HERMAN FIALKOV         Director                          September 5, 1997
- ---------------------------
Herman Fialkov



 /s/  DAVID E. HERSHBERG     Director                          September 5, 1997
- ---------------------------
David E. Hershberg



 /s/  JOHN PUENTE            Director                          September 5, 1997
- ---------------------------
John Puente